Exhibit 99.2

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Corporate Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of September 30, 2007, our office portfolio was comprised of whole or partial interests in 38 properties with approximately 21 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 47,000 vehicles.  We have three projects under development that total approximately 440,000 square feet of office space and approximately 351,000 square feet of structured parking.  We also own undeveloped land that we believe can support up to approximately 16 million square feet of office, hotel, retail, residential and structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly reports on Form 10-Q and annual reports on Form 10-K filed with the Securities and Exchange Commission (SEC).  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Acquisitions and Dispositions:

During the third quarter of 2007, we completed the sale of Pacific Center, an office property located in Mission Valley, California, and Regents Square, an office property located in La Jolla, California.  The gain on sale for these properties totaled approximately $161 million.

We acquired 130 State College, an office property located in Brea, California during the quarter.  This property is 100% leased and has approximately 43,000 rentable square feet.

On October 26, 2007, we contributed our office property located at 18301 Von Karman in Irvine, California to a joint venture for an agreed upon value of approximately $112 million, less approximately $2 million of credits and the transfer of loan reserves of approximately $7 million in connection with the joint venture’s assumption of the $95.0 million mortgage loan.  Additionally, we entered into a master lease with the joint venture for approximately 41,000 square feet of vacant space in the building at a market rental rate from the date of the contribution for a period of up to 12 months, resulting in a contingent obligation of approximately $2 million.  We retain a 1% equity interest and a 2% preferred interest in the joint venture.

Debt:

On September 12, 2007, we completed a new $400.0 million, five-year variable rate interest-only refinancing with EuroHypo AG, New York Branch, for our property located at 355 South Grand Avenue in Los Angeles, California, known as “KPMG Tower.”  This mortgage loan bears interest at a variable rate of LIBOR plus 1.50%.  We entered into a forward-starting interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.  Per an agreement with EuroHypo, they are able to increase the spread on the loan as part of the syndication process.  As a result, the spread on the loan will increase upon syndication by 10 basis points to 1.60% resulting in an all inclusive rate of 7.16%.  As of September 30, 2007, the amount borrowed under this loan is $364.9 million.  The remaining $35.1 million is available to be drawn in future periods to pay for tenant improvements, leasing commissions and debt service related to KPMG Tower.

We used a portion of the proceeds from the KPMG Tower refinancing as well as a portion of the proceeds from the sale of Pacific Center to fully repay our $400.0 million term loan incurred in connection with the April 2007 acquisition of the Southern California Equity Office Properties portfolio.

As of September 30, 2007 and through the date of this report, we have no borrowings outstanding under our $130.0 million revolving credit facility.

As of quarter end, approximately 87% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.6% on an interest-only basis with a remaining term of approximately eight years.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Quarterly Highlights (continued)

Development Activities:

In the third quarter, we placed 3161 Michelson in service.  This property is a 530,000 square foot office building located in Irvine, California with two parking garages totaling approximately 1,338,000 square feet with the capacity to accommodate approximately 5,100 vehicles.

At our building being constructed at 17855 Von Karman, glass was installed on all five levels and the interior insulation and drywall was installed, as well as all plumbing, electrical and HVAC systems, and the roof was sealed.  This project is still on schedule to be completed in the fourth quarter of 2007.  17855 Von Karman is a 150,000 square foot office building located in Irvine, California.

At Lantana – East, which we estimate to be completed in the first quarter of 2008, the superstructure is now 100% complete.  Building façade work and core buildout has just begun at this location.  At Lantana – South, which we estimate to be completed in the third quarter of 2008, the superstructure is 75% complete as of quarter end.  Our development project at the Lantana Media Campus is comprised of two office buildings totaling 198,000 square feet with 223,000 square feet of structured parking located in Santa Monica, California.

At the Mission City Corporate Center in San Diego, California, which we estimate to be completed in December of 2007, the building façade is now 90% complete and building core work is 75% complete.  Hardscape and landscape work is ready to start.  Mission City Corporate Center is a 92,000 square foot office building with 128,000 square feet of structured parking.

Leasing Activities:

During the third quarter, new leases and renewals were executed for approximately 554,000 square feet (including our pro rata share of the Joint Venture properties).  Cash rent on leases executed during the quarter increased 29% while GAAP rent increased 38% during the same period, primarily driven by over 50% increases in the Orange County market for both cash and GAAP rents.

Leases totaling approximately 1.2 million square feet expired during the third quarter, mainly as a result of our July 2007 agreement with Ameriquest to terminate their leases prior to expiration.  These leases, located in the Orange County market, totaled approximately 612,000 square feet, of which approximately 126,000 square feet had been re-leased during the quarter to existing sub-tenants.  Under the agreement, Ameriquest paid rent on their leased space through September 2007.

During the second quarter of 2007, New Century Financial of Irvine filed for bankruptcy protection and began the process of discontinuing operations and selling assets under the provisions of Chapter 11 of the federal bankruptcy code.

On October 26, 2007, we entered into a stipulation agreement with New Century that was filed with the United States Bankruptcy Court in the District of Delaware.  Pursuant to the stipulation agreement, Maguire and New Century agreed to bifurcate the leases at Park Place with the result that New Century would continue to lease certain space through January 31, 2008 (subject to three month-to-month extension options) but would reject the balance of the space effective September 1, 2007.  The lease space continued at Park Place totals approximately 95,000 square feet while the lease space rejected totals approximately 172,000 square feet, both of which were originally scheduled to expire in April 2010.  New Century is current in paying its rent through September 30, 2007 on its Park Place leases, although the September rent attributable to the rejected space will be credited against rent due for the continuing space per the terms of the stipulation agreement.  In addition, the stipulation agreement provides for the rejection of the lease at 3161 Michelson, effective as of September 1, 2007.  This lease covered approximately 194,000 square feet and was originally scheduled to expire in August 2015.  Of the 194,000 square feet at 3161 Michelson, 128,000 square feet had an original commencement date of September 1, 2007 while 66,000 square feet had an original commencement date of January 1, 2009.  We also reached agreement with New Century as to the amount of our rejection damage claims associated with the Park Place leases and the 3161 Michelson lease.  Those claims will be treated under a Chapter 11 plan, but neither treatment nor the possible value of distributions will be known until a plan is filed with the Bankruptcy Court.  The stipulation agreement is currently pending before the Bankruptcy Court.  We expect a decision from the Bankruptcy Court during November 2007 as to whether it will approve or disapprove the stipulation agreement.  The impact of the stipulation agreement has not been reflected in the Portfolio Data section of this supplemental package, including, but not limited to, the Portfolio Overview tables on pages 24 -30 and the Lease Expirations and Lease Activity schedules on pages 31-38.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Investor Information

1733 Ocean Avenue, Suite 400	355 South Grand Avenue, Suite 3300
Santa Monica, CA 90401	Los Angeles, CA 90071
Tel. (310) 857-1100	Tel. (213) 626-3300
Fax (310) 857-1198	Fax (213) 687-4758

Senior Management
Robert F. Maguire III	Chairman of the Board and Chief Executive Officer	William H. Flaherty	Senior Vice President, Marketing
Martin A. Griffiths	Executive Vice President and Chief Financial Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Paul S. Rutter	Executive Vice President, Major Transactions	Ted J. Bischak	Senior Vice President, Asset Management
Mark T. Lammas	Executive Vice President, Development	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Javier F. Bitar	Senior Vice President, Investments	Peter K. Johnston	Senior Vice President, Leasing
		Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary

Corporate
Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.maguireproperties.com

Transfer Agent	Timing
On or after November 1, 2007:	Quarterly results for the remainder of 2007 will be announced according to the following schedule:
American Stock Transfer & Trust Company	Fourth Quarter 2007	Early February 2008
59 Maiden Lane
New York, NY 10038
(718) 921-8201
www.amstock.com
Prior to November 1, 2007:
Continental Stock Transfer and Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
(212) 845-3215

Effective as of the close of business on October 31, 2007, American Stock Transfer & Trust Company has been appointed as the Transfer Agent and Registrar for our Common Stock and 7.625% Series A Cumulative Redeemable Preferred Stock.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Investor Information (continued)

Equity Research Coverage
Banc of America Securities	Mitchell Germain	(212) 847-5794
Citigroup Global Markets Inc.	Jonathan Litt	(212) 816-0231
Credit Suisse	John Stewart	(212) 538-3183
Deutsche Bank Securities	Louis Taylor	(212) 250-4912
Friedman, Billings, Ramsey Group, Inc.	Wilkes J. Graham	(703) 312-9737
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Lehman Brothers	David Harris	(212) 526-1790
Merrill Lynch	Steve Sakwa	(212) 449-0335
Raymond James & Associates	Paul Puryear	(727) 567-2253
Robert W. Baird & Company	David Loeb	(414) 765-7063
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307
Wachovia Securities	Christopher Haley	(443) 263-6773

Maguire Properties, Inc. is currently followed by the analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Maguire Properties, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

  Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2007			2006
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
High price	$36.00	$38.08	$44.69	$44.12	$41.53
Low price	$21.95	$33.26	$34.81	$39.32	$34.70
Closing price	$25.83	$34.33	$35.56	$40.00	$40.74
Dividends per share - annualized	$1.60	$1.60	$1.60	$1.60	$1.60
Closing dividend yield - annualized	6.19%	4.66%	4.50%	4.00%	3.93%
Closing common shares and limited partnership units outstanding (in thousands)	54,589	54,617	54,405	54,391	54,391
Closing market value of common shares and limited partnership units outstanding (in thousands)	$1,410,022	$1,875,005	$1,934,642	$2,175,644	$2,215,893

Dividend Information:

Common Stock
Dividend amount per share	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Declaration date	September 18, 2007	June 11, 2007	March 21, 2007	December 13, 2006	September 26, 2006
Record date	September 28, 2007	June 29, 2007	March 30, 2007	December 29, 2006	September 29, 2006
Payment date	October 31, 2007	July 31, 2007	April 30, 2007	January 31, 2007	October 31, 2006

Series A Preferred Stock
Dividend amount per share	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declaration date	September 18, 2007	June 11, 2007	March 21,2007	December 13, 2006	September 26, 2006
Record date	September 28, 2007	June 29, 2007	March 30, 2007	December 29, 2006	September 29, 2006
Payment date	October 31, 2007	July 31, 2007	April 30, 2007	January 31, 2007	October 31, 2006

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Consolidated Financial Results

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

  Financial Highlights
(unaudited and in thousands, except per share and ratio amounts)

	For the Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Income Items:
Revenue (1)	$152,926	$141,760	$97,917	$121,159	$105,600
Straight line rent	3,619	3,544	1,629	547	1,693
Fair value lease revenue (2)	9,810	7,903	1,576	710	1,500
Lease termination fees	2,884	-	-	20,353	669
Office property operating margin (3)	60.9%	63.8%	61.8%	62.2%	64.6%

Net income (loss) available to common stockholders	$81,734	$(24,430)	$(12,587)	$(8,770)	$(10,243)
Net income (loss) available to common stockholders - basic	1.74	(0.52)	(0.27)	(0.19)	(0.22)
Net income (loss) available to common stockholders - diluted	1.74	(0.52)	(0.27)	(0.19)	(0.22)

Funds from operations (FFO) available to common stockholders (4)	$(2,727)	$(2,426)	$17,664	$28,459	$21,071
FFO per common share - basic (4)	(0.06)	(0.05)	0.38	0.61	0.45
FFO per common share - diluted (4)	(0.06)	(0.05)	0.38	0.60	0.44
FFO per common share before loss from early extinguishment of debt - basic (4)	0.19	0.27	0.38	0.66	0.52
FFO per common share before loss from early extinguishment of debt - diluted (4)	0.19	0.27	0.38	0.65	0.51

Dividends declared per common share	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Dividends declared per preferred share (5)	0.4766	0.4766	0.4766	0.4766	0.4766

Ratios:
Interest coverage ratio (6)	2.95	1.40	1.53	1.81	1.62
Interest coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (7)	1.11	1.19	1.53	1.88	1.71
Fixed-charge coverage ratio (8)	2.78	1.00	1.32	1.57	1.41
Fixed-charge coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (9)	1.04	1.11	1.32	1.63	1.49
FFO payout ratio (10)	-666.7%	-800.0%	105.3%	66.7%	90.9%
FFO payout ratio before loss from early extinguishment of debt (11)	210.5%	148.1%	105.3%	61.5%	78.4%
AFFO payout ratio (12)	-144.6%	-243.2%	1,476.6%	89.9%	155.8%

Capitalization:
Common stock price @ quarter end	$25.83	$34.33	$35.56	$40.00	$40.74

Total consolidated debt	$5,066,116	$5,350,470	$2,830,837	$2,794,349	$2,790,631
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (13)	1,410,022	1,875,005	1,934,642	2,175,644	2,215,893
Total consolidated market capitalization	$6,726,138	$7,475,475	$5,015,479	$5,219,993	$5,256,524

Company share of MMO Joint Venture debt	162,035	161,650	161,650	161,650	161,650
Total combined market capitalization	$6,888,173	$7,637,125	$5,177,129	$5,381,643	$5,418,174

Total consolidated debt / total consolidated market capitalization	75.3%	71.6%	56.4%	53.5%	53.1%
Total combined debt / total combined market capitalization	75.9%	72.2%	57.8%	54.9%	54.5%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	79.0%	74.9%	61.4%	58.3%	57.8%
Total combined debt plus liquidation preference / total combined market capitalization	79.5%	75.4%	62.6%	59.6%	59.1%
___________
(1)
Excludes revenue from discontinued operations of approximately $3 million, $13 million, $9 million, $9 million and $8 million for the three months ended September 30, June 30 and March 31, 2007, and December 31 and September 30, 2006, respectively.

(2)	Represents the net adjustment for above and below market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues.)  Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 45. For a quantitative reconciliation of the differences between FFO and net income, see page 13.
(5)	Preferred dividends were declared for the three months ended October 31, July 31, April 30 and January 31, 2007 and October 31, 2006, respectively.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $236,789, $108,230, $61,837, $75,228 and $66,034, respectively, divided by cash interest expense of $79,977, $77,166, $40,448, $40,571 and $43,264, respectively.  For a discussion of EBITDA, see page 45.  For a quantitative reconciliation of the differences between EBITDA and net income, see page 15.

(7)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate, of $88,723, $91,567, $61,837, $78,091 and $69,863, respectively, divided by cash interest expense of $79,977, $77,166, $40,448, $40,571 and $43,264, respectively.

(8)	Calculated as EBITDA of $236,789, $108,230, $61,837, $75,228 and $66,034, respectively, divided by fixed charges of $84,978, $82,503, $46,783, $46,830 and $49,398, respectively.
(9)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate of $88,723, $91,567, $61,837, $78,091 and $69,863, respectively, divided by fixed charges of $84,978, $82,503, $46,783, $46,830 and $49,398, respectively.

(10)	Calculated as dividends declared per common share divided by FFO per common share - diluted.
(11)	Calculated as dividends declared per common share divided by FFO per common share before loss from early extinguishment of debt – diluted.
(12)
Calculated as common stock dividends and operating partnership distributions declared of $21,799 for the three months ended September 30, 2007 and $21,756 for all other periods presented divided by AFFO of ($15,072), ($8,947), $1,473, $24,194 and $13,962 for the three months ended September 30, June 30 and March 31, 2007, and December 31 and September 30, 2006, respectively.  For a definition of AFFO, see page 46.  For a quantitative reconciliation of the differences between AFFO and FFO, see page 14.

(13)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

  Consolidated Balance Sheets
(unaudited and in thousands)

	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Assets
Investments in real estate	$5,464,836	$5,507,161	$3,444,923	$3,374,671	$3,329,188
Less: accumulated depreciation	(441,026)	(408,610)	(381,617)	(357,422)	(338,518)
	5,023,810	5,098,551	3,063,306	3,017,249	2,990,670
Assets associated with real estate held for sale	–	148,754	–	–	–
	5,023,810	5,247,305	3,063,306	3,017,249	2,990,670
Cash, cash equivalents and restricted cash	474,889	459,269	152,628	200,273	246,830
Rents, deferred rents and other receivables	75,890	77,433	69,111	67,245	62,221
Deferred charges, net	276,575	289,681	176,421	170,330	181,240
Other assets	41,270	41,426	36,706	32,254	43,136
Investment in unconsolidated joint venture	19,557	21,399	22,859	24,378	26,190
Total assets	$5,911,991	$6,136,513	$3,521,031	$3,511,729	$3,550,287

Liabilities, minority interests and stockholders’ equity
Loans payable	$5,066,116	$5,232,969	$2,830,837	$2,794,349	$2,790,631
Dividends and distributions payable	24,892	24,934	24,934	24,934	24,934
Accounts payable, accrued interest payable and other liabilities	199,952	180,858	157,870	159,042	167,887
Acquired below market leases, net	174,680	188,225	69,281	72,821	76,218
Obligations associated with real estate held for sale	–	119,774	–	–	–
Total liabilities	5,465,640	5,746,760	3,082,922	3,051,146	3,059,670

Minority interests	26,624	18,981	25,606	28,671	33,991

Stockholders’ equity
Common and preferred stock and additional paid-in capital	690,411	688,454	683,061	681,550	678,189
Accumulated deficit and dividends	(268,830)	(331,730)	(288,505)	(257,124)	(229,399)
Accumulated other comprehensive (loss) income, net	(1,854)	14,048	17,947	7,486	7,836
Total stockholders’ equity	419,727	370,772	412,503	431,912	456,626
Total liabilities, minority interests and stockholders’ equity	$5,911,991	$6,136,513	$3,521,031	$3,511,729	$3,550,287

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

  Consolidated Statements of Operations
(unaudited and in thousands, except per share and per share data)

	For the Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Revenue:
Rental	$98,313	$88,425	$57,748	$58,043	$59,393
Tenant reimbursements	27,782	27,709	20,665	22,535	20,981
Hotel operations	6,705	7,061	6,188	6,939	6,551
Parking	12,889	11,785	10,250	9,901	9,202
Management, leasing and development services	1,716	3,403	1,467	1,926	2,901
Interest and other	5,521	3,377	1,599	21,815	6,572
Total revenue	152,926	141,760	97,917	121,159	105,600

Expenses:
Rental property operating and maintenance	35,625	29,919	23,135	22,881	21,765
Hotel operating and maintenance	4,208	4,391	3,999	4,634	4,243
Real estate taxes	14,467	12,699	7,736	8,109	6,839
Parking	4,239	3,667	3,005	3,219	3,132
General and administrative	8,973	11,152	7,763	13,754	8,559
Other expense	1,949	1,042	136	122	136
Depreciation and amortization	60,421	54,919	28,977	36,835	30,594
Interest	70,081	62,103	29,998	30,803	30,147
Loss from early extinguishment of debt	12,440	8,336	–	2,863	3,829
Total expenses	212,403	188,228	104,749	123,220	109,244

Loss from continuing operations before equity in net
loss of unconsolidated joint venture	(59,477)	(46,468)	(6,832)	(2,061)	(3,644)
Equity in net loss of unconsolidated joint venture	(485)	(531)	(707)	(787)	(149)
Minority interests allocated to continuing operations	8,777	7,034	1,675	1,037	1,166
Loss from continuing operations	(51,185)	(39,965)	(5,864)	(1,811)	(2,627)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate and minority interests	(2,214)	(10,395)	(2,265)	(2,539)	(3,299)
Gain on sale of real estate	161,497	33,890	–	–	–
Minority interests allocated to discontinued operations	(21,598)	(3,194)	308	346	449
Income (loss) from discontinued operations	137,685	20,301	(1,957)	(2,193)	(2,850)

Net income (loss)	86,500	(19,664)	(7,821)	(4,004)	(5,477)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net income (loss) available to common stockholders	$81,734	$(24,430)	$(12,587)	$(8,770)	$(10,243)

Basic income (loss) per common share:
Loss from continuing operations available to common stockholders	$(1.20)	$(0.95)	$(0.23)	$(0.14)	$(0.16)
Income (loss) from discontinued operations	2.94	0.43	(0.04)	(0.05)	(0.06)
Net income (loss) available to common stockholders	$1.74	$(0.52)	$(0.27)	$(0.19)	$(0.22)
Weighted average number of common shares outstanding	46,870,588	46,678,583	46,578,064	46,572,219	46,565,959

Diluted income (loss) per common share:
Loss from continuing operations available to common stockholders	$(1.19)	$(0.95)	$(0.23)	$(0.14)	$(0.16)
Income (loss) from discontinued operations	2.93	0.43	(0.04)	(0.05)	(0.06)
Net income (loss) available to common stockholders	$1.74	$(0.52)	$(0.27)	$(0.19)	$(0.22)

Weighted average number of common and common equivalent shares outstanding	46,893,916	46,678,583	46,578,064	46,572,219	46,565,959

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	For the Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Revenue:
Rental	$2,544	$11,150	$7,378	$7,153	$6,928
Tenant reimbursements	271	1,276	1,050	1,408	753
Parking	191	302	187	143	143
Interest and other	25	64	62	89	81
Total revenue	3,031	12,792	8,677	8,793	7,905

Expenses:
Rental property operating and maintenance	1,635	2,504	1,995	2,179	1,922
Real estate taxes	233	1,650	859	868	1,179
Parking	63	44	36	35	32
Depreciation and amortization	1,023	2,124	3,712	3,825	3,658
Interest	1,300	7,974	4,340	4,425	4,413
Loss from early extinguishment of debt	991	8,891	–	–	–
Total expenses	5,245	23,187	10,942	11,332	11,204

Loss from discontinued operations before gain on sale of real estate and minority interests	(2,214)	(10,395)	(2,265)	(2,539)	(3,299)
Gain on sale of real estate	161,497	33,890	–	–	–
Minority interests allocated to discontinued operations	(21,598)	(3,194)	308	346	449

Income (loss) from discontinued operations	$137,685	$20,301	$(1,957)	$(2,193)	$(2,850)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands)

	For the Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Revenue:
Rental	$21,925	$20,144	$19,581	$18,979	$19,683
Tenant reimbursements	6,892	7,777	7,574	7,724	7,555
Parking	2,099	2,222	2,177	1,998	2,008
Interest and other	50	290	75	789	126
Total revenue	30,966	30,433	29,407	29,490	29,372

Expenses:
Rental property operating and maintenance	6,046	6,113	6,260	6,522	6,281
Real estate taxes	3,738	3,629	3,333	3,047	3,160
Parking	504	441	401	459	387
Depreciation and amortization	12,172	12,140	12,257	12,595	10,477
Interest	11,046	10,928	10,814	11,039	11,095
Other	1,277	1,038	1,098	1,176	1,325
Total expenses	34,783	34,289	34,163	34,838	32,725

Net loss	$(3,817)	$(3,856)	$(4,756)	$(5,348)	$(3,353)

Company share	(764)	(771)	(951)	(1,070)	(671)
Intercompany eliminations	279	240	244	283	522

Equity in net loss of unconsolidated joint venture	$(485)	$(531)	$(707)	$(787)	$(149)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Funds from Operations
(unaudited and in thousands, except for per share and per share data)

	For the Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Reconciliation of net income (loss) to funds from operations:

Net income (loss) available to common stockholders	$81,734	$(24,430)	$(12,587)	$(8,770)	$(10,243)

Add: Depreciation and amortization of real estate assets	61,353	56,925	32,566	40,578	34,156
Depreciation and amortization of real estate assets – unconsolidated joint venture (2)	2,434	2,428	2,451	2,519	2,095
Minority interests	12,821	(3,840)	(1,983)	(1,383)	(1,615)

Deduct: Gain on sale of real estate	161,497	33,890	–	–	–

Funds from operations available to common stockholders and unit holders (FFO) (1)	$(3,155)	$(2,807)	$20,447	$32,944	$24,393

Company share of FFO (3)	$(2,727)	$(2,426)	$17,664	$28,459	$21,071

FFO per share - basic	$(0.06)	$(0.05)	$0.38	$0.61	$0.45
FFO per share - diluted	$(0.06)	$(0.05)	$0.38	$0.60	$0.44

Weighted average number of common shares outstanding - basic	46,870,588	46,678,583	46,578,064	46,572,219	46,565,959
Weighted average number of common and common equivalent shares outstanding - diluted	46,893,916	46,891,402	47,000,722	47,304,274	47,441,336
Weighted average diluted shares and units	54,299,832	54,297,318	54,406,638	54,710,190	54,847,252

Reconciliation of FFO to FFO before loss from early extinguishment of debt:

FFO available to common stockholders and unit holders (FFO)	$(3,155)	$(2,807)	$20,447	$32,944	$24,393
Add: Loss from early extinguishment of debt included in continuing operations	12,440	8,336	–	2,863	3,829
Loss from early extinguishment of debt included in discontinued operations	991	8,891	–	–	–
FFO before loss from early extinguishment of debt	$10,276	$14,420	$20,447	$35,807	$28,222

Company share of FFO before loss from early extinguishment of debt (3)	$8,883	$12,461	$17,664	$30,931	$24,379

FFO per share before loss from early extinguishment of debt - basic	$0.19	$0.27	$0.38	$0.66	$0.52
FFO per share before loss from early extinguishment of debt - diluted	$0.19	$0.27	$0.38	$0.65	$0.51
_________
(1)	For the definition and discussion of FFO, see page 45.
(2)	Amount represents our 20% ownership interest in the MMO Joint Venture.
(3)	Based on a weighted average interest in our operating partnership of approximately 86.4% for all periods presented.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Adjusted Funds from Operations (1)
(unaudited and in thousands)

	For the Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

FFO	$(3,155)	$(2,807)	$20,447	$32,944	$24,393
Add: Non-real estate depreciation	91	118	123	82	96
Straight line ground lease expense	1,015	–	–	–	–
Amortization of deferred financing costs	1,523	1,436	1,141	1,137	1,307
Non-cash stock compensation	2,232	2,236	1,732	1,957	2,417
Loss from early extinguishment of debt (2)	13,431	17,227	–	2,862	3,829

Deduct: Accretion of interest rate swap sold	81	122	122	122	3,722
Straight line rent	3,561	3,709	1,779	315	1,478
Fair value lease revenue	9,900	8,144	1,871	963	1,761
Capitalized payments (3)	9,711	7,537	7,679	5,711	5,471
Non-recoverable capital expenditures (4)	3,287	2,989	1,638	440	147
Recoverable capital expenditures	532	633	560	324	237
Hotel improvements, equipment upgrades and replacements	156	148	237	118	56
2nd generation tenant improvements and leasing commissions (5), (6)	2,292	2,957	7,743	5,994	4,570
MMO Joint Venture AFFO adjustments	690	918	341	801	638

Adjusted funds from operations (AFFO)	$(15,072)	$(8,947)	$1,473	$24,194	$13,962
__________
(1)	For the definition and computation method of AFFO, see page 46. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 15.
(2)
The three months ended September 30, 2007 includes approximately $8 million of prepayment costs related to the refinancing of the KPMG Tower and approximately $1 million in losses from early extinguishment of debt attributable to discontinued operations.  The three months ended June 30, 2007 includes approximately $9 million in losses from early extinguishment of debt attributable to discontinued operations and $2.3 million in cash defeasance costs funded from the net proceeds of the Wells Fargo Tower refinancing.

(3)	Includes capital lease principal payments, capitalized leasing and development payroll, and capitalized interest.
(4)
Excludes $0.7 million, $0.3 million, $0.7 million, $2.0 million and $1.0 million of expenditures for the three months ended September 30, June 30 and March 31, 2007, and December 31 and September 30, 2006, respectively, related to renovation at Lantana Media Campus.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $8.0 million, $1.8 million, $2.2 million, $5.0 million and $1.2 million for the three months ended September 30, June 30 and March 31, 2007, and December 31 and September 30, 2006, respectively.

(6)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $6.5 million, $4.4 million, $4.1 million, $2.0 million and $1.1 million for the three months ended September 30, June 30 and March 31, 2007, and December 31 and September 30, 2006, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Reconciliation of Earnings Before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds From Operations (2)
(unaudited and in thousands)

	For the Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Reconciliation of net income (loss) to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net income (loss)	$86,500	$(19,664)	$(7,821)	$(4,004)	$(5,477)
Add: Minority interests	12,821	(3,840)	(1,983)	(1,383)	(1,615)
Interest expense (3)	71,381	70,077	34,338	35,228	34,560
Company share of interest expense included in unconsolidated joint venture	2,209	2,186	2,163	2,208	2,219
Depreciation and amortization (4)	61,444	57,043	32,689	40,660	34,252
Company share of depreciation and amortization included in unconsolidated joint venture	2,434	2,428	2,451	2,519	2,095

EBITDA	$236,789	$108,230	$61,837	$75,228	$66,034

EBITDA	$236,789	$108,230	$61,837	$75,228	$66,034
Add: Loss on early extinguishment of debt included in continuing operations	12,440	8,336	–	2,863	3,829
Loss on early extinguishment of debt included in discontinued operations	991	8,891	–	–	–
Deduct: Gain on sale of real estate	161,497	33,890	–	–	–

EBITDA before loss from early extinguishment of debt and gain on sale of real estate	$88,723	$91,567	$61,837	$78,091	$69,863

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$17,379	$24,769	$9,288	$31,262	$35,866
Changes in other assets and liabilities	(30,768)	(26,989)	2,363	(192)	(16,894)
Non-recoverable capital expenditures	(3,287)	(2,989)	(1,638)	(440)	(147)
Recoverable capital expenditures	(532)	(633)	(560)	(324)	(237)
Hotel improvements, equipment upgrades and replacements	(156)	(148)	(237)	(118)	(56)
2nd generation tenant improvements and leasing commissions (5), (6)	2,292	(2,957)	(7,743)	(5,994)	(4,570)

AFFO	$(15,072)	$(8,947)	$1,473	$24,194	$13,962
__________
(1)	For the definition and discussion of EBITDA, see page 46.
(2)	For the definition and discussion of AFFO, see page 46.
(3)
Includes interest expense of $1.3 million, $8.0 million, $4.3 million, $4.4 million, and $4.4 million for the three months ended September 30, June 30 and March 31, 2007, and December 31 and September 30, 2006, respectively, related to discontinued operations.

(4)
Includes depreciation and amortization of $1.0 million, $2.1 million, $3.7 million, $3.8 million, and $3.7 million for the three months ended September 30, June 30 and March 31, 2007, and December 31 and September 30, 2006, respectively, related to discontinued operations.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $8.0 million, $1.8 million, $2.2 million, $5.0 million and $1.2 million for the three months ended September 30, June 30 and March, 31, 2007, and December 31 and September 30, 2006, respectively.

(6)
Excludes tenant improvements and leasing commissions paid by cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $6.5 million, $4.4 million, $4.1 million, $2.0 million and $1.1 million for the three months ended September 30, June 30 and March 31, 2007, and December 31 and September 30, 2006, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Capital Structure

Debt
(in thousands)
		Aggregate Principal
		September 30, 2007

Mortgage and other secured loans payable		$5,066,116
Revolving credit facility		–
Total consolidated debt		5,066,116
Company share of MMO Joint Venture debt		162,035
Total combined debt		$5,228,151

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000

	Shares & Units Outstanding	Market Value (1)

Common stock	47,183	$1,218,727

Operating partnership units	7,406	191,295
Total common equity	54,589	$1,410,022

Total consolidated market capitalization		$6,726,138

Total combined market capitalization (2)		$6,888,173

__________
(1)	Value based on the New York Stock Exchange closing price of $25.83 on September 30, 2007.
(2)	Includes Company share of MMO Joint Venture debt.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Balance as of September 30, 2007	% of Debt	Interest Rate as of September 30, 2007 (1)
Floating Rate Debt

Construction Loans:
Park Place (2), (3)	September 28, 2008	194,937	3.85%	7.37%
Lantana Media Campus (4)	March 31, 2009	26,619	0.53%	6.62%
WAMU (4)	December 30, 2008	20,900	0.41%	6.92%
Mission City (4)	February 22, 2009	15,112	0.30%	6.92%
Total construction loans		257,568	5.09%	7.23%

Variable Rate Mortgage Loans:
Griffin Towers (5)	May 1, 2008	200,000	3.95%	7.02%
500-600 Parkway (6)	May 9, 2009	97,750	1.93%	6.47%
Brea Corporate Place (7)	May 1, 2009	70,468	1.39%	7.07%
Brea Financial Commons (7)	May 1, 2009	38,532	0.76%	7.07%
Total variable rate mortgage loans		406,750	8.03%	6.90%

Variable Rate Swapped to Fixed Rate:
KPMG Tower (8)	October 9, 2012	364,894	7.20%	7.16%
Total variable rate swapped to fixed rate loans		364,894	7.20%	7.16%

Total floating rate debt		1,029,212	20.32%	7.08%

Fixed Rate Debt
Wells Fargo Tower (Los Angeles, CA)	April 6, 2017	550,000	10.86%	5.68%
Two California Plaza (9)	May 6, 2017	465,649	9.19%	5.50%
Gas Company Tower	August 11, 2016	458,000	9.04%	5.10%
Pacific Arts Plaza	April 1, 2012	270,000	5.33%	5.15%
777 Tower (9)	November 1, 2013	269,013	5.31%	5.84%
US Bank Tower	July 1, 2013	260,000	5.13%	4.66%
550 South Hope Street (9)	May 6, 2017	198,211	3.91%	5.67%
Park Place I	November 1, 2014	170,000	3.36%	5.64%
City Tower (9)	May 10, 2017	139,809	2.76%	5.85%
Glendale Center	August 11, 2016	125,000	2.47%	5.82%
City Plaza (9)	May 10, 2017	109,956	2.17%	5.80%
500 Orange Tower (9)	May 6, 2017	108,996	2.15%	5.88%
2600 Michelson (9)	May 10, 2017	108,966	2.15%	5.69%
Park Place II	March 11, 2012	100,000	1.97%	5.39%
Stadium Towers Plaza (9)	May 11, 2017	99,095	1.96%	5.78%
Lantana Media Campus	January 6, 2010	98,000	1.93%	4.94%
18301 Von Karman (9)	May 10, 2017	94,107	1.86%	5.73%
1920 Main Plaza (9)	May 10, 2017	80,115	1.58%	5.51%
2010 Main Plaza (9)	May 10, 2017	79,052	1.56%	5.51%
801 North Brand	April 6, 2015	75,540	1.49%	5.73%
Mission City Corporate Center	April 1, 2012	52,000	1.03%	5.09%
The City - 3800 Chapman	May 6, 2017	44,370	0.88%	5.93%
701 North Brand	October 1, 2016	33,750	0.67%	5.87%
700 North Central	April 6, 2015	27,460	0.54%	5.73%
18581 Teller (9)	May 6, 2017	19,815	0.39%	5.65%

Total fixed rate debt		4,036,904	79.68%	5.49%

Total consolidated debt		$5,066,116	100.00%	5.81%
_________
(1)	The September 30, 2007 one-month LIBOR rate of 5.12% was used to calculate interest on the variable rate loans.
(2)	We have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR rate to a maximum rate of 5.50% for 75.0% of the outstanding balance, excluding extension periods.
(3)	Three one-year extensions are available at our option subject to certain conditions.
(4)	One one-year extension available at our option subject to certain conditions.
(5)
As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension period.  One one-year extension is available at our option subject to certain conditions.

(6)
As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.00% during the loan term, excluding extension period.  Three one-year extensions are available at our option subject to certain conditions.

(7)
As required by the loan agreement, we have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension period.  Three one-year extensions are available at our option subject to certain conditions.

(8)
This loan bears interest at a rate of LIBOR plus 1.60%.  We have entered into a forward-starting interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564% for an all-inclusive rate of 7.16%.

(9)	These loans are reflected net of the related debt discount. At September 30, 2007, the discount for all loans referenced totals approximately $17 million.

Revolving Credit Facility (maturing on April 24, 2011)
(in thousands)
	Maximum Available	Currently Available	Drawn
As of September 30, 2007	$130,000	$130,000	$-

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

MMO Joint Venture Outstanding Debt Summary
 (in thousands, except percentages)

	Maturity Date	Principal Balance as of September 30, 2007	% of Debt	Interest Rate as of September 30, 2007

Fixed Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.07%	5.26%
One California Plaza (1)	December 1, 2010	144,967	17.89%	4.73%
San Diego Tech Center (2)	April 11, 2015	136,340	16.83%	5.70%
Washington Mutual Irvine Campus (1)	December 11, 2011	105,869	13.07%	5.07%
Cerritos Corporate Center (3)	February 1, 2016	95,000	11.72%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.42%	5.66%
Total fixed rate debt		810,176	100.00%	5.27%

Total Joint Venture debt		$810,176	100.00%	5.27%

Our portion of Joint Venture debt (4)		$162,035
__________
(1)	These loans are reflected net of the related discount. At September 30, 2007, the total discount for all loans referenced totals approximately $1 million.
(2)	This loan includes the related premium of approximately $3 million as of September 30, 2007.
(3)	All monthly debt service payments are made by the Joint Venture. We are the guarantor on the loan through January 4, 2009.
(4)	We own 20% of the MMO Joint Venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Debt Maturities
(in thousands, except percentages)

Property	2007	2008	2009	2010	2011	Thereafter	Total
Floating Rate Debt

Construction Loans:
Park Place (1)	$–	$194,937	$–	$–	$–	$–	$194,937
Lantana Media Campus (2)	–	–	26,619	–	–	–	26,619
WAMU (2)	–	20,900	–	–	–	–	20,900
Mission City (2)	–	–	15,112	–	–	–	15,112

Total construction loans	–	215,837	41,731	–	–	–	257,568

Variable Rate Mortgage Loans:
Griffin Towers (2)	–	200,000	–	–	–	–	200,000
500-600 Parkway (1)	–	–	97,750	–	–	–	97,750
Brea Corporate Place (1)	–	–	70,468	–	–	–	70,468
Brea Financial Commons (1)	–	–	38,532	–	–	–	38,532

Total variable rate mortgage loans	–	200,000	206,750	–	–	–	406,750

Variable Rate Swampped to Fixed Rate:
KPMG Tower	–	–	–	–	–	364,894	364,894

Total variable rate swapped to fixed rate loans	–	–	–	–	–	364,894	364,894

Total floating rate rate debt	–	415,837	248,481	–	–	364,894	1,029,212

Fixed Rate Debt
Wells Fargo Tower (Los Angeles, CA)	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
Pacific Arts Plaza	–	–	–	–	–	270,000	270,000
777 Tower	–	–	–	–	–	273,000	273,000
US Bank Tower	–	–	–	–	–	260,000	260,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
Park Place I	–	–	–	2,232	2,361	165,407	170,000
City Tower	–	–	–	–	–	140,000	140,000
Glendale Center	–	–	–	–	–	125,000	125,000
City Plaza	–	–	–	–	–	111,000	111,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
Park Place II	–	–	–	–	–	100,000	100,000
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
Lantana Media Campus	–	–	–	98,000	–	–	98,000
18301 Von Karman	–	–	–	–	–	95,000	95,000
1920 Main Plaza	–	–	–	–	–	80,875	80,875
2010 Main Plaza	–	–	–	–	–	79,803	79,803
801 North Brand	–	–	–	–	–	75,540	75,540
Mission City Corporate Center	–	–	–	–	–	52,000	52,000
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460
18581 Teller	–	–	–	–	–	20,000	20,000

Total fixed rate debt	–	–	–	100,232	2,361	3,951,205	4,053,798

Total consolidated debt	–	415,837	248,481	100,232	2,361	4,316,099	5,083,010

Debt discount	–	–	–	–	–	(16,894)	(16,894)

Total consolidated debt, net of discount	$–	$415,837	$248,481	$100,232	$2,361	$4,299,205	$5,066,116

Weighted average interest rate	–	7.18%	6.78%	4.95%	5.64%	5.64%	5.81%
__________
(1)	Three one-year extensions are available at our option, subject to certain conditions.
(2)	One one-year extension is available at our option, subject to certain conditions.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 MMO Joint Venture Debt Maturities
(in thousands, except percentages)

Property	2007	2008	2009	2010	2011	Thereafter	Total

Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	239	2,825	2,984	140,202	–	–	146,250
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Washington Mutual Irvine Campus	–	–	–	–	106,000	–	106,000
Cerritos Corporate Center	–	–	–	–	1,054	93,946	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
	239	2,825	2,984	140,202	107,054	554,946	808,250

Debt premium, net of discount	–	–	–	(1,283)	(131)	3,340	1,926

Total JV debt	$239	$2,825	$2,984	$138,919	$106,923	$558,286	$810,176

Weighted average interest rate	4.73%	4.73%	4.73%	4.73%	5.07%	5.45%	5.27%
________
(1)	Includes scheduled annual principal debt payments.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Portfolio Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Same Store Analysis
(unaudited and in thousands, except percentages)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2007	2006	% Change		2007	2006	% Change
Total Same Store Portfolio
Number of properties (1)	13	13			13	13
Square feet as of September 30 (2)	10,403,652	10,479,096			10,403,652	10,479,096
Percentage of Wholly Owned Office Portfolio	60.7%	90.4%			60.7%	90.4%
Weighted average leased percentage (3)	86.8%	88.0%			86.7%	86.8%

GAAP
Breakdown of Net Operating Income:
Operating revenues	$88,334	$90,689	(2.6)%	(4)	$263,811	$275,141	(4.1)%	(5)
Operating expenses	33,319	31,511	5.7%	(6)	98,957	93,084	6.3%	(6)
Other expenses	62	62	0.0%		187	187	0.0%
Net operating income	$54,953	$59,116	(7.0)%		$164,667	$181,870	(9.5)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenues	$85,424	$87,496	(2.4)%	(4)	$253,994	$262,338	(3.2)%	(5)
Operating expenses	33,326	31,518	5.7%	(6)	98,977	93,104	6.3%	(6)
Other expenses	62	62	0.0%		187	187	0.0%
Net operating income	$52,036	$55,916	(6.9)%		$154,830	$169,047	(8.4)%
__________
(1)
Properties included in the same store analysis are all the properties in our office portfolio, with the exception of our JV properties, properties acquired in the Blackstone Transaction in April 2007, the Wateridge Plaza, Pacific Center and Regents Square properties that were sold during 2007, 701 North Brand which was acquired in third quarter 2006 and 130 State College which was acquired in third quarter 2007.

(2)	Property square footage year-to-date and quarterly analyses decreased in 2007 compared to 2006 as a result of reductions in leasable space due to planned redevelopment at Park Place.
(3)	Represents weighted average occupancy for the same store portfolio.
(4)	Decrease primarily due to lower occupancy and large tenants that moved out in 2006 from Gas Company Tower and Park Place whose spaces have not been re-leased yet.
(5)	Decrease primarily due to lower occupancy and large tenants that moved out in 2006 from KPMG Tower, Gas Company Tower and Park Place whose spaces have not been re-leased yet.
(6)	Increase primarily due to parking costs related to the new Park Place parking structure and higher insurance premiums.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	%Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	14	1991	100%	1,325,017	1,325,017	6.27%	86.5%	$31,870,448	$31,870,448	$27.80
US Bank Tower	1	45	1989	100%	1,396,177	1,396,177	6.60%	85.3%	32,174,375	32,174,375	27.00
Wells Fargo Tower	2	68	1982	100%	1,393,928	1,393,928	6.60%	92.2%	25,395,201	25,395,201	19.76
Two California Plaza	1	60	1992	100%	1,328,150	1,328,150	6.29%	90.9%	23,440,228	23,440,228	19.42
KPMG Tower	1	20	1983	100%	1,139,835	1,139,835	5.39%	67.9%	15,900,593	15,900,593	20.56
777 Tower	1	37	1991	100%	1,009,263	1,009,263	4.78%	93.5%	18,740,436	18,740,436	19.86
550 South Hope Street	1	46	1991	100%	565,738	565,738	2.68%	91.0%	8,122,503	8,122,503	15.78
One California Plaza	1	33	1985	20%	991,836	198,367	4.69%	86.2%	16,014,129	3,202,826	18.72
Total LACBD Submarket	9	323			9,149,944	8,356,475	43.30%	86.5%	171,657,913	158,846,610	21.68

Tri-Cities Submarket
Glendale Center	2	4	1973/1996	100%	386,318	386,318	1.83%	100.0%	8,487,644	8,487,644	21.97
801 North Brand	1	32	1987	100%	284,889	284,889	1.36%	86.3%	4,572,911	4,572,911	18.59
701 North Brand	1	13	1978	100%	131,129	131,129	0.62%	100.0%	2,164,696	2,164,696	16.51
700 North Central	1	22	1979	100%	134,168	134,168	0.63%	92.2%	1,897,594	1,897,594	15.34
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	0.91%	100.0%	3,731,122	3,731,122	19.34
Total Tri-Cities Submarket	8	80			1,129,462	1,129,462	5.35%	95.6%	20,853,967	20,853,967	19.31

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	3	22	1989/2001	100%	331,410	331,410	1.57%	93.1%	10,355,760	10,355,760	33.55
Total Submarket	3	22			331,410	331,410	1.57%	93.1%	10,355,760	10,355,760	33.55

Cerritos Office Submarket
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.05%	100.0%	5,666,843	1,133,369	25.53
Cerritos - Phase II	1	-	2001	20%	104,567	20,913	0.49%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	1.54%	100.0%	8,149,264	1,629,853	24.96

Total Los Angeles County	22	426			10,937,351	9,882,654	51.76%	88.1%	$211,016,904	$191,686,190	$21.91

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Orange County
John Wayne Airport Submarket
Park Place	8	43	1977/2002	100%	1,795,781	1,795,781	8.50%	80.9%	$21,382,148	$21,382,148	$14.71
3161 Michelson	1	3	2007	100%	532,141	532,141	2.52%	59.9%	8,517,946	8,517,946	26.74
2600 Michelson	1	34	1986	100%	307,286	307,286	1.45%	95.0%	5,038,623	5,038,623	17.26
1920 Main Plaza	1	35	1988	100%	304,935	304,935	1.44%	87.6%	5,321,970	5,321,970	19.92
2010 Main Plaza	1	31	1988	100%	280,680	280,680	1.33%	72.0%	3,478,165	3,478,165	17.22
18301 Von Karman	1	36	1989	100%	219,496	219,496	1.04%	82.8%	3,555,179	3,555,179	19.56
18581 Teller	1	3	1983	100%	86,087	86,087	0.41%	79.6%	965,057	965,057	14.08
Washington Mutual Irvine Campus	4	1	1989/2004	20%	414,595	82,919	1.96%	100.0%	8,887,052	1,777,410	21.44
Total Airport Submarket	18	186			3,941,001	3,609,325	18.65%	81.2%	57,146,140	50,036,498	17.87

Costa Mesa Submarket
Griffin Tower	1	42	1987	100%	543,040	543,040	2.57%	78.1%	6,686,043	6,686,043	15.76
Pacific Arts Plaza	8	44	1982	100%	785,228	785,228	3.72%	84.9%	14,004,601	14,004,601	21.00
Total Costa Mesa Submarket	9	86			1,328,268	1,328,268	6.29%	82.2%	20,690,644	20,690,644	18.96

Central Orange Submarket
3800 Chapman	1	1	1984	100%	157,231	157,231	0.74%	100.0%	2,143,143	2,143,143	13.63
500-600 Parkway	3	7	1978	100%	457,069	457,069	2.16%	13.6%	959,511	959,511	15.39
City Tower	1	30	1988	100%	410,068	410,068	1.94%	81.8%	6,117,130	6,117,130	18.23
City Plaza	1	38	1969/1999	100%	327,003	327,003	1.55%	56.5%	2,786,856	2,786,856	15.10
500 Orange Tower	1	47	1987	100%	333,505	333,505	1.58%	94.0%	5,263,987	5,263,987	16.78
Stadium Towers Plaza	1	37	1988	100%	257,321	257,321	1.22%	92.0%	4,343,941	4,343,941	18.35
Stadium Gateway	1	9	2001	20%	272,826	54,565	1.29%	91.8%	4,864,403	972,881	19.43
Total Central Orange Submarket	9	169			2,215,023	1,996,762	10.48%	69.5%	26,478,971	22,587,449	17.19

Other
Brea Corporate Place	2	17	1987	100%	328,305	328,305	1.55%	98.6%	5,449,534	5,449,534	16.83
Brea Financial Commons Portfolio	3	4	1987	100%	164,490	164,490	0.78%	100.0%	2,271,080	2,271,080	13.81
130 State College	1	1	1983	100%	43,449	43,449	0.21%	100.0%	1,042,776	1,042,776	24.00
Total Other	6	22			536,244	536,244	2.54%	99.2%	8,763,390	8,763,390	16.48

Total Orange County	42	463			8,020,536	7,470,599	37.96%	79.3%	$113,079,145	$102,077,981	$17.77

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

San Diego County

Sorrento Mesa Submarket
San Diego Tech Center	11	32	1984/1986	20%	646,834	129,367	3.06%	98.7%	11,824,381	2,364,876	18.52
Total Sorento Mesa Submarket	11	32			646,834	129,367	3.06%	98.7%	11,824,381	2,364,876	18.52

Mission Valley Submarket
Mission City Corporate Center	3	14	1990	100%	190,807	190,807	0.90%	99.0%	4,248,476	4,248,476	22.48
Total Mission Valley Submarket	3	14			190,807	190,807	0.90%	99.0%	4,248,476	4,248,476	22.48

Total San Diego County	14	46			837,641	320,174	3.96%	98.8%	$16,072,857	$6,613,352	$19.42

Other
Denver, CO - Downtown Submarket
Wells Fargo Center - Denver	1	41	1983	20%	1,211,773	242,355	5.73%	95.2%	21,587,187	4,317,437	18.72
Total Other	1	41			1,211,773	242,355	5.73%	95.2%	21,587,187	4,317,437	18.72

Total Office Properties	79	976			21,007,301	17,915,782	99.42%	85.6%	$361,756,093	$304,694,960	$20.12

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	% Effective (1)	% of Net Rentable	Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Retail Property
John Wayne Airport Submarket
Park Place	8	27	1981	100%	122,533	122,533	0.58%	98.7%	$3,784,822	$3,784,822	$31.31
Total Retail Properties	8	27			122,533	122,533	0.58%	98.7%	3,784,822	3,784,822	31.31

Total Office and Retail Properties	87	1,003			21,129,834	18,038,315	100.00%	85.6%	$365,540,915	$308,479,782	$20.20
Effective Office and Retail Properties					18,038,315			84.2%			$20.31

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total - Office, Retail, Hotel and Properties Held for Sale					21,395,834	18,304,315
Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					12,128,163	10,206,809	41,243	34,645	$55,172,006	$48,457,811	$1,338
Off-Site Garages					1,815,453	1,815,453	5,729	5,729	10,159,149	10,159,149	1,773
Total Parking Properties					13,943,616	12,022,262	46,972	40,374	$65,331,155	$58,616,960	$1,452

Total - Office, Retail, Hotel and Parking Properties					35,339,450	30,326,577
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2007. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2007.
(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2007 adjusted to include 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the annualized parking revenue as computed above, divided by the vehicle capacity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Portfolio Geographic Distribution (1)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership	Weighted Average
	Interest	Remaining Lease Term	% Leased	% Leased	% Leased	% Leased	% Leased
	( % )	(in years)	Q3 2007	Q2 2007	Q1 2007	Q4 2006	Q3 2006

Gas Company Tower	100%	6.8	86.5%	90.1%	92.2%	91.6%	97.4%
US Bank Tower	100%	4.1	85.3%	85.3%	85.5%	85.5%	84.7%
Wells Fargo Tower	100%	6.4	92.2%	93.1%	91.6%	91.0%	91.1%
KPMG Tower	100%	7.6	67.9%	68.1%	66.2%	67.1%	65.4%
777 Tower	100%	5.6	93.5%	92.4%	90.3%	88.7%	88.2%
One California Plaza	20%	5.0	86.2%	88.1%	87.9%	87.9%	87.0%
Glendale Center	100%	4.4	100.0%	100.0%	100.0%	80.9%	80.9%
801 North Brand	100%	3.7	86.3%	86.9%	86.8%	87.2%	84.0%
701 North Brand	100%	6.2	100.0%	100.0%	100.0%	100.0%	98.8%
700 North Central	100%	4.4	92.2%	92.2%	92.2%	90.9%	94.2%
Plaza Las Fuentes	100%	10.5	100.0%	100.0%	100.0%	100.0%	100.0%
Lantana Media Campus	100%	3.7	93.1%	94.8%	94.4%	94.4%	93.5%
Cerritos - Phase I	20%	7.0	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	3.7	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	3.2	80.9%	83.0%	84.9%	84.7%	92.2%
3161 Michelson	100%	11.4	59.9%	–	–	–	–
Washington Mutual Irvine Campus	20%	4.3	100.0%	100.0%	100.0%	100.0%	100.0%
Pacific Arts Plaza	100%	6.0	84.9%	87.3%	90.1%	88.8%	89.0%
Stadium Gateway	20%	4.8	91.8%	100.0%	100.0%	100.0%	100.0%
Mission City Corporate Center	100%	3.5	99.0%	97.7%	97.7%	97.7%	97.7%
San Diego Tech Center	20%	2.9	98.7%	99.2%	98.7%	98.7%	95.6%
Wells Fargo Center - Denver	20%	7.7	95.2%	97.2%	96.1%	95.9%	93.7%
Park Place - Retail	100%	6.5	98.7%	97.4%	98.2%	98.1%	98.1%
Two California Plaza	100%	5.8	90.9%	90.9%	–	–	–
550 South Hope Street	100%	5.7	91.0%	90.4%	–	–	–
2600 Michelson	100%	2.3	95.0%	94.3%	–	–	–
1920 Main Plaza	100%	2.7	87.6%	88.6%	–	–	–
2010 Main Plaza	100%	2.1	72.0%	70.9%	–	–	–
18301 Von Karman	100%	2.1	82.8%	81.4%	–	–	–
3800 Chapman	100%	3.8	100.0%	100.0%	–	–	–
18581 Teller	100%	2.3	79.6%	100.0%	–	–	–
Griffin Tower	100%	3.0	78.1%	79.2%	–	–	–
500-600 Parkway	100%	2.8	13.6%	96.7%	–	–	–
City Tower	100%	2.8	81.8%	98.2%	–	–	–
City Plaza	100%	2.0	56.5%	88.5%	–	–	–
500 Orange Tower	100%	3.6	94.0%	93.8%	–	–	–
Stadium Towers Plaza	100%	2.2	92.0%	93.1%	–	–	–
Brea Corporate Place	100%	1.6	98.6%	99.0%	–	–	–
Brea Financial Commons Portfolio	100%	3.4	100.0%	100.0%	–	–	–
130 State College	100%	0.2	100.0%	–	–	–	–

Total Portfolio		5.0	85.6%	90.0%	89.9%	89.1%	89.9%

Effective Portfolio (1)		4.9	84.2%	89.0%	88.5%	87.6%	88.9%

_________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Major Tenants - Office Properties

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Existing Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$ 21,283,883	6.9%	576,516	3.8%	49	A
2	Sempra (Pacific Enterprises)	1	8,504,539	2.8%	225,756	1.5%	33	A
3	Wells Fargo Bank (3)	4	6,595,070	2.1%	393,765	2.6%	83	AA+
4	Bank of America (3)	4	4,175,347	1.4%	189,338	1.2%	49	AA
5	Disney Enterprises	1	3,706,960	1.2%	156,215	1.0%	45	A
6	US Bank, National Association	2	3,780,609	1.2%	162,090	1.1%	90	AA
7	State Farm Mutual Auto Insurance Company	3	2,618,581	0.8%	171,497	1.1%	27	AA
8	Washington Mutual, FA (3)	3	2,489,381	0.8%	112,487	0.7%	49	A
9	GMAC Mortgage Corporation	1	2,342,898	0.8%	130,161	0.9%	75	AAA
10	Home Depot	1	2,143,142	0.7%	157,231	1.1%	46	BBB+

	Total Rated / Weighted Average (3), (4)		57,640,410	18.7%	2,275,056	15.0%	56

	Total Investment Grade Tenants (3)		104,432,446	33.9%	4,866,898	32.0%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	$ 9,813,441	3.2%	382,716	2.5%	185	2nd Largest US Law Firm
12	Gibson Dunn & Crutcher	1	6,157,493	1.9%	268,268	1.8%	122	19th Largest US Law Firm
13	Deloitte & Touche	1	5,216,904	1.7%	342,094	2.2%	90	Largest US Accounting Firm
14	The Capital Group	2	5,187,322	1.7%	324,930	2.1%	21	3rd Largest US Investment Manager
15	Morrison & Foerster	1	3,469,400	1.1%	138,776	0.9%	72	22nd Largest US Law Firm
16	Munger Tolles & Olson	1	3,374,322	1.1%	160,682	1.1%	173	129th Largest US Law Firm
17	Marsh USA, Inc.	1	3,727,695	1.2%	212,721	1.4%	127	World’s Largest Insurance Broker
18	PricewaterhouseCoopers	1	2,988,225	1.0%	160,784	1.1%	68	3rd Largest US Accounting Firm
19	KPMG	1	3,601,337	1.2%	175,525	1.2%	81	4th Largest US Accounting Firm
20	Sidley & Austin	1	2,456,316	0.8%	187,362	1.2%	195	5th Largest US Law Firm

	Total Unrated / Weighted Average (3), (4)		45,992,455	14.9%	2,353,858	15.5%	114

	Total Nationally Recognized Tenants (3)		75,555,472	24.5%	3,655,226	24.1%

	Total / Weighted Average (3), (4)		$ 103,632,865	33.6%	4,628,914	30.5%	85

	Total Investment Grade or Nationally Recognized Tenants (3)		$ 179,987,918	58.3%	8,522,123	56.1%
__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of September 30, 2007, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of September 30, 2007. Rankings of law firms are based on total gross revenue in 2006 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO Joint Venture properties.
(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of the MMO Joint Venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Portfolio Tenant Classification Description (1), (2)

Accommodation and Food Services 2%
Public Administration 1%
Real Estate and Rental and Leasing 2%
Manufacturing 2%
Educational Services 1%
All Other Services 8%
Finance and Insurance 39%
Utilities 7%
Legal Services 22%
Information 5%
Professional, Scientific and Technical Services (except Legal Services) 11%

(1) Percentages are based upon effective leased square feet.
(2) Classifications are based on the "North American Industrial Classification System" (NAICS).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Lease Expirations - Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	2,807,531	16.3%
2007	551,017	3.2%	11,138,521	3.8%	20.21	20.34
2008	1,592,114	9.2%	28,677,684	9.8%	18.01	18.21
2009	1,135,530	6.6%	20,327,656	6.9%	17.90	19.08
2010	1,805,697	10.4%	37,407,757	12.7%	20.72	21.92
2011	2,432,247	14.1%	56,207,326	19.1%	23.11	24.09
2012	1,098,151	6.4%	22,693,712	7.7%	20.67	22.42
2013	1,848,197	10.7%	34,551,590	11.7%	18.69	22.23
2014	522,199	3.0%	9,898,354	3.4%	18.96	20.72
2015	1,020,525	5.9%	21,861,807	7.4%	21.42	25.94
2016	100,530	0.6%	1,689,747	0.6%	16.81	22.49
Thereafter	2,351,697	13.6%	49,760,345	16.9%	21.16	26.91
Total	17,265,435	100.0%	$294,214,499	100.0%	$20.35	$22.67

Leases Expiring in the Next 4 Quarters:

4th Quarter 2007	551,017	3.2%	11,138,521	3.8%	20.21	20.34
1st Quarter 2008 (3)	448,719	2.6%	8,290,829	2.8%	18.48	18.98
2nd Quarter 2008	565,451	3.3%	9,902,955	3.4%	17.51	17.52
3rd Quarter 2008	284,084	1.6%	5,246,770	1.8%	18.47	18.60
Total	1,849,271	10.7%	$34,579,075	11.8%	$18.70	$18.84
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Lease Expirations - Wholly Owned Portfolio
Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,167,806	12.1%
2007	113,014	1.2%	3,285,453	1.8%	29.07	29.07
2008	494,621	5.1%	9,881,549	5.3%	19.98	20.39
2009	335,673	3.5%	6,508,392	3.5%	19.39	19.78
2010	876,327	9.1%	23,047,098	12.3%	26.30	27.40
2011	1,353,276	14.1%	37,480,427	20.1%	27.70	28.57
2012	709,886	7.4%	14,907,873	8.0%	21.00	23.66
2013	1,324,940	13.8%	26,065,684	13.9%	19.67	22.49
2014	433,967	4.5%	8,552,657	4.6%	19.71	24.20
2015	740,026	7.7%	14,973,968	8.0%	20.23	23.86
2016	89,249	0.9%	1,518,170	0.8%	17.01	23.41
Thereafter	1,980,195	20.6%	40,632,239	21.7%	20.52	25.58

Total	9,618,980	100.0%	$186,853,510	100.0%	$22.11	$24.67

Leases Expiring in the Next 4 Quarters:

4th Quarter 2007	113,014	1.2%	3,285,453	1.8%	29.07	29.07
1st Quarter 2008 (3)	179,256	1.9%	3,627,668	1.9%	20.24	21.48
2nd Quarter 2008	101,603	1.0%	1,984,677	1.1%	19.53	19.59
3rd Quarter 2008	124,267	1.3%	2,426,217	1.3%	19.52	19.55

Total	518,140	5.4%	$11,324,015	6.1%	$21.86	$22.30
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Lease Expirations - Wholly Owned Portfolio
Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,637,868	22.0%
2007	410,344	5.5%	7,313,679	7.1%	17.82	17.82
2008	1,097,493	14.7%	18,790,551	18.2%	17.12	17.22
2009	758,831	10.2%	12,889,032	12.5%	16.99	18.49
2010	915,272	12.3%	14,098,105	13.7%	15.40	16.59
2011	1,018,589	13.6%	17,317,151	16.7%	17.00	17.92
2012	365,801	4.9%	7,292,879	7.1%	19.94	21.40
2013	523,257	7.0%	8,466,237	8.2%	16.18	21.54
2014	88,232	1.2%	1,345,698	1.3%	15.25	3.58
2015	257,178	3.4%	6,299,497	6.1%	24.49	31.36
2016	11,281	0.2%	171,578	0.2%	15.21	15.21
Thereafter	371,502	5.0%	9,128,105	8.9%	24.57	33.97

Total	7,455,648	100.0%	$103,112,512	100.0%	$17.72	$19.65

Leases Expiring in the Next 4 Quarters:

4th Quarter 2007	410,344	5.5%	7,313,679	7.1%	17.82	17.82
1st Quarter 2008 (3)	269,463	3.6%	4,657,578	4.5%	17.28	17.30
2nd Quarter 2008	463,848	6.2%	7,918,278	7.7%	17.07	17.07
3rd Quarter 2008	159,817	2.2%	2,820,554	2.7%	17.65	17.85

Total	1,303,472	17.5%	$22,710,089	22.0%	$17.42	$17.45
_________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Lease Expirations - Wholly Owned Portfolio
San Diego County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,857	1.0%
2007	27,659	14.5%	539,388	12.7%	19.50	20.59
2008	–	0.0%	5,583	0.1%	–	–
2009	41,026	21.5%	930,232	21.9%	22.67	24.32
2010	14,098	7.4%	262,554	6.2%	18.62	26.66
2011	60,382	31.6%	1,409,748	33.2%	23.35	27.68
2012	22,464	11.8%	492,960	11.6%	21.94	–
2013	–	0.0%	19,669	0.5%	–	–
2014	–	0.0%	–	0.0%	–	–
2015	23,321	12.2%	588,342	13.8%	25.23	32.05
2016	–	0.0%	–	0.0%	–	–
Thereafter	–	0.0%	–	0.0%	–	–

Total	190,807	100.0%	$4,248,476	100.0%	$22.48	$26.33

Leases Expiring in the Next 4 Quarters:

4th Quarter 2007	27,659	14.5%	539,388	12.7%	19.50	20.59
1st Quarter 2008 (3)	0	0.0%	5,583	0.1%	–	-
2nd Quarter 2008	0	0.0%	0	0.0%	–	-
3rd Quarter 2008	0	0.0%	0	0.0%	–	-

Total	27,659	14.5%	$544,971	12.8%	$19.70	$19.70
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Lease Expirations - MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	225,746	5.8%	–
2007	57,084	1.5%	$1,281,983	1.8%	$22.46	$22.46
2008	201,669	5.2%	$3,733,888	5.2%	18.51	18.65
2009	541,976	14.0%	$9,875,887	13.8%	18.22	19.23
2010	451,606	11.7%	$10,241,524	14.4%	22.68	25.23
2011	463,231	12.0%	$9,072,823	12.7%	19.59	21.71
2012	349,286	9.0%	$6,731,281	9.4%	19.27	21.76
2013	237,123	6.1%	$4,047,906	5.7%	17.07	22.02
2014	656,449	17.0%	$13,256,469	18.6%	20.19	24.81
2015	105,013	2.7%	$1,912,811	2.7%	18.21	22.26
2016	81,033	2.1%	$1,370,196	1.9%	16.91	23.08
Thereafter	494,183	12.9%	$9,801,648	13.8%	19.83	29.79

Total	3,864,399	100.0%	$71,326,416	100.0%	$19.60	$22.65

Leases Expiring in the Next 4 Quarters:

4th Quarter 2007	57,084	1.5%	1,281,983	1.8%	22.46	22.46
1st Quarter 2008 (3)	38,769	1.0%	665,326	0.9%	17.16	17.16
2nd Quarter 2008	22,891	0.5%	310,927	0.4%	13.58	13.58
3rd Quarter 2008	87,326	2.3%	1,658,929	2.4%	19.00	19.02

Total	206,070	5.3%	$3,917,165	5.5%	$19.01	$19.02
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Leasing Activity - Total Portfolio and Effective Portfolio

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended September 30, 2007	% Leased	For the Three Months Ended September 30, 2007	% Leased

Leased Square Feet as of June 30, 2007	19,174,549	90.0%	16,209,575	89.0%
Net Acquisition - 130 State College	43,449		43,449
Property Placed in Service - 3161 Michelson	318,567		318,567
Disposition - Pacific Center	(401,197)		(401,197)
Disposition - Regents Square	(296,685)		(296,685)
Revised Leased Square Feet	18,838,683	89.2%	15,873,709	88.0%
Expirations	(1,364,420)	(6.5)%	(1,241,753)	(6.9)%
New Leases	285,242	1.3%	265,729	1.5%
Renewals	337,052	1.6%	287,950	1.6%
Leased Square Feet as of September 30, 2007	18,096,557	85.6%	15,185,635	84.2%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$17.21
New / Renewed Rate per Square Foot				$22.27
Percentage Change				29.4%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$16.73
New / Renewed Rate per Square Foot				$23.10
Percentage Change				38.1%

Weighted Average Lease Term - New (in months)				54
Weighted Average Lease Term - Renewal (in months)				35
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after December 31, 2008.

(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended September 30, 2007	% Leased	For the Three Months Ended September 30, 2007	% Leased

Leased Square Feet as of June 30, 2007, Los Angeles Central Business District	7,979,305	87.3%	7,280,176	87.2%
Expirations	(252,123)	(2.8)%	(228,386)	(2.7)%
New Leases	56,520	0.6%	47,664	0.6%
Renewals	134,058	1.4%	134,058	1.5%
Leased Square Feet as of September 30, 2007, Los Angeles Central Business District	7,917,760	86.5%	7,233,512	86.6%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$19.70
New / Renewed Rate per Square Foot				$22.32
Percentage Change				13.3%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.34
New / Renewed Rate per Square Foot				$23.64
Percentage Change				22.2%

Weighted Average Lease Term - New (in months)				78
Weighted Average Lease Term - Renewal (in months)				42
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after December 31, 2008.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended September 30, 2007	% Leased	For the Three Months Ended September 30, 2007	% Leased

Leased Square Feet as of June 30, 2007, Orange County	6,770,471	89.5%	6,220,534	88.6%
Net Acquisition - 130 State College	43,449		43,449
Property Placed in Service - 3161 Michelson	318,567		318,567
Revised Leased Square Feet	7,132,487	87.6%	6,582,550	86.7%
Expirations	(969,824)	(11.9)%	(932,252)	(12.3)%
New Leases	185,245	2.3%	185,245	2.4%
Renewals	134,787	1.6%	115,220	1.6%
Leased Square Feet as of September 30, 2007, Orange County	6,482,695	79.6%	5,950,763	78.4%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$12.53
New / Renewed Rate per Square Foot				$19.44
Percentage Change				55.2%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$12.52
New / Renewed Rate per Square Foot				$19.29
Percentage Change				54.1%

Weighted Average Lease Term - New (in months)				45
Weighted Average Lease Term - Renewal (in months)				23

__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after December 31, 2008.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Leasing Activity - San Diego County

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended September 30, 2007	% Leased	For the Three Months Ended September 30, 2007	% Leased

Leased Square Feet as of June 30, 2007, San Diego County	1,525,912	96.0%	1,012,622	94.5%
Disposition - Pacific Center	(401,197)		(401,197)
Disposition - Regents Square	(296,685)		(296,685)
Revised Leased Square Feet	828,030	98.9%	314,740	98.3%
Expirations	(54,531)	(6.5)%	(28,877)	(9.0)%
New Leases	7,157	0.8%	3,458	1.1%
Renewals	46,880	5.6%	27,346	8.5%
Leased Square Feet as of September 30, 2007, San Diego County	827,536	98.8%	316,667	98.9%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$20.99
New / Renewed Rate per Square Foot				$22.05
Percentage Change				5.1%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$20.42
New / Renewed Rate per Square Foot				$23.93
Percentage Change				17.2%

Weighted Average Lease Term - New (in months)				35
Weighted Average Lease Term - Renewal (in months)				57
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime and early renewals commencing after December 31, 2008.

(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Tenant Improvements and Leasing Commissions (1), (2), (3)

	Q3 2007	Q2 2007	Q1 2007	2006	2005	2004
Renewals (5)
Number of Leases	37	57	10	74	67	29
Square Feet	263,217	325,574	100,196	824,516	740,375	296,203
Tenant Improvement Costs per Square Foot (4)	$6.33	$13.79	$7.44	$29.22	$11.25	$15.49
Leasing Commission Costs per Square Foot (6)	$4.24	$6.07	$3.36	$8.18	$3.64	$5.98
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$10.57	$19.86	$10.80	$37.40	$14.89	$21.47
Costs per Square Foot per Year	$3.34	$2.82	$3.68	$4.78	$3.46	$4.31

New / Modified Leases (5)
Number of Leases	32	31	19	147	138	48
Square Feet	254,729	216,151	140,738	1,015,192	1,047,634	453,301
Tenant Improvement Costs per Square Foot (4)	$12.37	$27.35	$33.04	$20.93	$24.29	$36.28
Leasing Commission Costs per Square Foot (6)	$3.38	$9.15	$7.01	$6.34	$5.41	$9.28
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$15.75	$36.50	$40.05	$27.27	$29.70	$45.56
Costs per Square Foot per Year	$3.37	$5.29	$6.33	$4.33	$4.78	$4.26

Total
Number of Leases	68	88	29	221	205	77
Square Feet	517,946	541,726	240,934	1,839,708	1,788,009	749,504
Tenant Improvement Costs per Square Foot (4)	$9.30	$19.20	$22.40	$24.64	$18.89	$28.06
Leasing Commission Costs per Square Foot (6)	$3.82	$7.30	$5.49	$7.16	$4.68	$7.97
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$13.12	$26.50	$27.89	$31.80	$23.57	$36.03
Costs per Square Foot per Year	$3.36	$3.79	$5.68	$4.55	$4.36	$4.20
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and build out costs for raw space.
(2)
Tenant Improvements and Leasing Commission information for Park Place I, Park Place II, Lantana Media Campus, CommonWealth Properties portfolio acquisition, San Diego Tech Center, Stadium Gateway, 701 North Brand, EOP portfolio, and 130 State College are included from the dates of acquisition which are April 14, 2004, July 23, 2004, December 16, 2004, March 15, 2005, April 6, 2005, January 6, 2006 ,September 22, 2006, April 24, 2007, and July 12, 2007, respectively.

(3)
Tenant Improvements and Leasing Commission information in 2007 reflects 100% of the consolidated portfolio and 20% of the MMO Joint Venture properties.  Information for years prior to 2007 reflects 100% of the consolidated portfolio and 100% of the MMO Joint Venture properties.

(4)	Tenant Improvements include improvements and lease concessions.
(5)	Does not include retained tenants that have relocated to new space or expanded into new space.
(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Historical Capital Expenditures - Office Properties (1)

	Q3 2007	Q2 2007	Q1 2007	2006	2005	2004

Consolidated
Non-recoverable capital expenditures (2)	$3,287,053	$2,989,109	$1,637,897	$2,454,126	$4,502,547	$1,046,178
Total square feet	16,235,902	12,396,488	11,625,652	11,625,028	9,150,550	6,783,532
Non-recoverable capital expenditures per square foot	$0.20	$0.24	$0.14	$0.21	$0.49	$0.15
Unconsolidated
Non-recoverable capital expenditures (3)	$13,736	$10,567	$20,197	$153,069
Total square feet (4)	624,654	622,610	622,610	622,561
Non-recoverable capital expenditures per square foot	$0.02	$0.02	$0.03	$0.25

Consolidated
Recoverable capital expenditures (5), (6)	$531,567	$632,769	$560,157	$1,553,935	$1,553,935	$3,009,186
Total square feet	16,235,902	12,396,488	11,625,652	11,625,028	9,150,550	6,783,532
Recoverable capital expenditures per square foot	$0.03	$0.05	$0.05	$0.13	$0.17	$0.44
Unconsolidated
Recoverable capital expenditures (3), (5)	$–	$5,779	$–	$122,149
Total square feet (4)	624,654	622,610	622,610	622,561
Recoverable capital expenditures per square foot	$–	$0.01	$–	$0.20
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.

(2)	Excludes $507,000, $619,000 and $65,000 of non-recoverable capital expenditures for the years ended 2006, 2005 and 2004, respectively, incurred at acquired properties following their acquisition.
(3)	Includes our 20% share of the MMO Joint Venture properties.
(4)	The square footages of Cerritos Corporate Center Phases I and II and Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenants pay for all capital expenditures.
(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

(6)	Excludes $506,000 of recoverable capital expenditures for the year ended 2005 incurred at acquired properties following their acquisition.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

			Percent	YTD	YTD
Westin Hotel, Pasadena, CA	Q3 2007	Q3 2006	Change	September 30, 2007	September 30, 2006

Occupancy	82.8%	82.3%	0.5%	80.3%	82.2%

Average Daily Rate	$168.21	$167.73	0.3%	$172.62	$173.60

Revenue Per Available Room (REVPAR)	$139.20	$137.97	0.9%	$138.64	$142.65

Hotel Net Operating Income	$2,407,773	$2,218,211	8.5%	$7,087,060	$7,156,118

Hotel Historical Capital Expenditures

				For the Year Ended December 31,
Westin Hotel, Pasadena, CA	Q3 2007	Q2 2007	Q1 2007	2006	2005	2004

Hotel Improvements and Equipment Replacements	$155,827	$148,178	$236,577	$730,531	$313,011	$20,436

Total Hotel Revenue	$6,705,497	$7,061,569	$6,187,549	$27,053,648	$24,037,425	$20,518,964

Hotel Improvements as a Percentage of Hotel Revenue	2.3%	2.1%	3.8%	2.7%	1.3%	0.1%

Renovation and Upgrade Costs (1)	$–	$–	$–	$164,072	$3,461,780	$7,037,822
__________
(1)	The Westin Hotel underwent a $12.2 million renovation from December 2002 through August 2005 of which $3.5 million was funded by Westin.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

 Construction in Progress

			As of September 30, 2007

Property	Location	Percentage Pre-Leased	Land Value (1)	Construction Costs Incurred	Estimated Cost of Development	Developed / Developable Square Feet (2)	Projected Stabilized NOI	Estimated Date of Completion
			($ in millions)	($ in millions)	($ in millions)		($ in millions)

Los Angeles County

Lantana Media Campus	Santa Monica, CA	0%	$16.6	$15.1	$66.0	198,000		2008 (3)
Lantana Media Campus - Structured Parking			–	20.0	22.0	223,000
			16.6	35.1	88.0	421,000	12.0 - 13.0

Orange County

17885 Von Karman Avenue
at Washington Mutual Irvine Campus	Irvine, CA	0%	6.9	23.3	40.0	150,000	5.0 - 5.5	Fourth Quarter 2007

San Diego

Mission City Corporate Center	San Diego, CA	0%	4.0	11.8	21.4	92,000		Fourth Quarter 2007
Mission City Corporate Center - Structured Parking			–	4.5	5.4	128,000		First Quarter 2007
			4.0	16.3	26.8	220,000	2.5 - 3.0

	Total		$27.5	$74.7	$154.8	791,000

Property placed in service during third quarter 2007:

Orange County

Park Place - 3161 Michelson	Irvine, CA		$17.7	$139.1	$174.1	530,000
Park Place - Structured Parking			–	66.3	70.0	1,338,000
			$17.7	$205.4	$244.1	1,868,000

__________
(1)
Land value represents the total land cost attributable to the entire project, including building and parking structure, and includes amounts capitalized for interest in excess of construction loan interest reserves and property taxes totaling approximately $2 million for Lantana Media Campus, $2 million for Park Place, $636,000 for 17885 Von Karman Avenue, and $475,000 for Mission City Corporate Center.

(2)	The developable square feet represent the office, retail, residential and parking square footages that we estimate can be developed on the referenced property.
(3)	Estimated completion date is first quarter 2008 for the East building (66,000 sq ft), and second quarter 2008 for the South building (132,000 sq ft).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

  Development Pipeline

		As of September 30, 2007
		Developable	Type of
Property	Location	Square Feet (1)	Planned Development

Los Angeles County
755 Figueroa	Los Angeles, CA	930,000	Office
		266,000	Structured Parking

Glendale Center - Phase II	Glendale, CA	264,000	Mixed Use
		158,000	Structured Parking

207 Goode	Glendale, CA	187,000	Office
	Total Los Angeles County	1,805,000

Orange County
500 Orange Center (2)	Anaheim, CA	900,000	Office
		260,000	Structured Parking

Stadium Tower II	Anaheim, CA	282,000	Office
		321,000	Structured Parking

Brea Financial Commons/Brea Corporate Place (3)	Brea, CA	550,000	Office, Mixed-Use
		784,000	Structured Parking

Pacific Arts Plaza	Costa Mesa, CA	208,000	Structured Parking
		468,000	Office
		225,000	Residential (4)

Park Place	Irvine, CA	1,285,000	Office, Retail & Hotel
		1,052,000	Residential
		2,225,000	Structured Parking

2600 Michelson (5)	Irvine, CA	270,000	Office
		154,000	Structured Parking

605 City Parkway	Orange, CA	200,000	Office
		188,000	Structured Parking

City Plaza II	Orange, CA	360,000	Office
		339,000	Structured Parking

City Tower II (6)	Orange, CA	465,000	Office
		437,000	Structured Parking
	Total Orange County	10,973,000

San Diego
San Diego Tech Center (7),(8)	Sorrento Mesa, CA	1,320,000	Office
		1,433,000	Structured Parking
	Total San Diego County	2,753,000

	Total Portfolio	15,531,000
_________
(1)
The developable square feet presented represents the office, retail, hotel, residential and parking footages that we estimate can be developed on the referenced property.  Management’s estimate of the development potential for certain properties has changed from the estimates presented in the second quarter 2007 supplemental package, including with respect to the addition of estimated square footage of parking for certain assets as to which parking estimates had not been previously included.  The basis for each revised estimate is indicated in the corresponding footnote.

(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties.  This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.

(5)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we are currently in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e. Park Place).

(6)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(7)	Land held for development was not contributed to the MMO Joint Venture.
(8)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Funds from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from disposition of property, extraordinary items, real estate related-depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a floating interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income as an indicator of our operating performance.  Other equity REITs may calculate EBITDA differently than we do.  As a result, our EBITDA may not be comparable to such other REITs’ EBITDA.

Management also uses EBITDA before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a floating interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold and (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Third Quarter 2007

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.